UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

CELULARITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave, Florham Park, NJ	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 562-4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed, on July 16, 2021 as a result of closing of the business combination pursuant to that certain Agreement and Plan of Merger and Reorganization dated January 8, 2021 (the “Merger Agreement”), by and among Celularity Inc. (“Celularity”), its wholly-owned merger subs and Celularity LLC (formerly known as Celularity Inc.), Celularity assumed certain warrants (the “Converted Legacy Warrants”) held by one of the Company’s major stockholders, Starr International Investments Ltd. and its affiliates (the “Holders”) that, after application of the exchange ratio provided in the Merger Agreement, became exercisable for an aggregate 13,281,386 shares of the Company’s Class A common stock at an adjusted exercise price of $7.53 per share.

On March 1, 2022, in order to induce the Holders to cash exercise such warrants in full, Celularity and the holders thereof amended and restated the Converted Legacy Warrants (the “A&R Warrants”) to, among other things, (i) reduce the exercise price per share to $3.50 per share, subject to adjustment as set forth in the A&R Warrants, (ii) remove the transfer restrictions set forth in the Legacy Warrants, and (iii) make other changes reflecting the business combination. Immediately following the amendment and restatement of the Converted Legacy Warrants, the holders of the A&R Warrants exercised such A&R Warrants in full, for cash, for approximately $46.5 million, and Celularity issued the holders an aggregate 13,281,386 shares of its Class A common stock in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Accordingly, such A&R Warrants are no longer issued and outstanding.

The foregoing description of the A&R Warrants does not purport to be complete and is qualified, in its entirety, by to the terms and conditions of the Form of A&R Warrant, attached hereto as exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 3.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Form of A&R Warrant to Purchase Class A Common Stock of Celularity Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2022	CELULARITY, INC.

	By:	/s/ Keary Dunn
	Name:	Keary Dunn
	Title:	General Counsel